Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $[ ]	September 30, 2026

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Positron Corporation, a Texas corporation (“Positron”), promises to pay to [                               ] (“Lender”), or order, the principal sum of [                               ] U.S. Dollars (U.S. $____________) (the “Principal Amount”) on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by wire transfer of immediately available funds or as otherwise determined by Positron to such account as Lender may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Principal. The entire unpaid principal balance of this Note shall be due and payable in full on or before September 30, 2027 (the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). The principal balance may be prepaid at any time by Positron, at its election and without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Positron, be obligated personally for any obligations or liabilities of Positron hereunder.

2.

Interest. Interest shall accrue on the unpaid principal balance of this Note at the rate of twenty percent (20%) per annum. Positron shall pay to the Lender an interim interest payment equal to ten percent (10%) of the original Principal Amount six months after the date of this Promissory Note. All remaining accrued and unpaid interest shall be due upon the Maturity Date or the earlier repayment of the Note.

3.	Warrants. As additional consideration for the loan evidenced by this Note, and subject compliance with applicable securities laws, Positron shall issue to Lender a warrant to purchase 300,000 shares of Positron common stock at an exercise price of $2.00 per share. The warrant shall remain exercisable through December 31, 2030, and shall be evidenced by a separate warrant agreement. The warrant shall remain outstanding in accordance with its terms notwithstanding the repayment or prepayment of this Note.

4.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payment(s). Failure by Positron to pay the principal and interest amount due pursuant to the terms of this Note.

(b) Voluntary Bankruptcy, Etc. The commencement by Positron of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Positron or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Positron generally to pay its debts as such debts become due, or the taking of corporate action by Positron in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Positron in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Positron or for any substantial part of its property, or ordering the winding- up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6.	Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Lender may, by written notice to Positron, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Lender.

7.	Waivers. Positron and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note, and all benefits that might accrue to Positron by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Positron agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Lender.

8.	Unconditional Liability. Positron hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and agrees that additional Positron s, endorsers, guarantors, or sureties may become parties hereto without notice to Positron or affecting Positron ’s liability hereunder.

9.	Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service to the address designated in writing, (ii) by electronic mail (including .pdf), to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by electronic mail, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.	Construction. This note shall be construed and enforced in accordance with the laws of the state of Texas.

11.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Positron and Lender.

13.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

14.	This Note shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, and no other person will have any right or obligation hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, Positron , intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

POSITRON:

POSITRON CORPORATION

By:
Name: Adel Abdullah
Title: President & Chairman of the Board

AGREED AND ACKNOWLEDGED TO BY

LENDER:

By: